SCHEDULE A

                                                              Number of Initial
                                           Number of Shares     Shares of New
                                            of Global Gold     Common Stock of
  SELLERS                                  Inc. (Bahamas) to     Delta to be
   Name                       Class         be Transferred         Acquired
   ----                       -----         --------------         --------

Garyl L. Boyd
1169 E. Cortex Drive
Scottsdale, AZ 85259          Common            697,500              697,500(1)

W. C. McCaslin
30501 Green Valley Road
Gavois Mills, MO 65037        Common            697,500              697,500

Robert E. Mathews &
Jack Wells
Partnership
2141 Bittle Road
Owensboro, KY 42301           Common          1,395,000            1,395,000(2)

Charles Wells
2445 Happy Hollow Road
Hopkinsville, KY 42240        Common            575,000              575,000

Leland C. Jones
1521 Copper Creek Drive
Owensboro, KY 42303           Common             75,000              100,000

Stephen Wood
P. O. Box 100
Powderly, KY 42367            Common             22,500               28,750

Thomas N. Thompson
P. O. Box 458
Ownesboro, KY 42302           Common             25,000               37,500

R. Craig Allen Sr.
314 Jonaquin Circle
Hopkinsville, KY 42240        Common             25,000               37,500

Dattatraya Prajapati
2415 N. Stratford Drive
Ownensboro, KY 42301          Common             12,500               18,750


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Ron Segebarth
1185 Otter Lake Coop
Hanson, KY 42413              Common             80,000               105,000

John P. Pace, Jr.
1506 Dean Avenue
Owensboro, KY 42301           Common              12,500               18,750

Henry Ramsey Morris Jr.
P. O. Box 4030
Hopkinsville, KY 42240        Common             150,000              150,000

Kahle W. Morris, Sr.
1907 Russellville Road
Hopkinsville, KY 42240        Common             100,000              100,000

Jack Wells
991 West 1st Street
Owensboro, KY 42301           Common              65,000

Lorena Fernandez              Common               3,000

Owen Peer                     Common              40,000

Abraham Camacho               Common               7,000

Esteban Camacho               Common               7,000

Ronald Roe                    Common               5,000

Earl Gilbrich                 Common                                   10,000

Robert Nicholson              Common                                    5,000


TOTALS                                          3,994,500           3,976,250


(1)  Mr. Boyd has an option to purchase 200,000 shares of Common Stock.

(2)  Mr. Mathews has an option to purchase 275,000 shares of Common Stock.


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                        SCHEDULE B - (per Section 2.1(d)


Interest(s) of Global Gold, Inc. (Bahamas) in other business(es).

     1. Global Gold, Inc. S.A. ("Global-Boliva"). Global (Bahamas) owns 21,798 shares of 21,800 outstanding shares of Global-Boliva. The remaining 2 shares are held by citizens of Boliva in order to qualify under Bolivian law.










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                                   SCHEDULE C

GLOBAL GOLD, INC. - (per Section 2.1(d))

Payments to Directors, Officers, Schareholders or others.

                                      NONE





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                                   SCHEULE D

                 DELTA INTERNATIONAL MINING & EXPLORATION, INC.



     The following obligations to issue common stock of Global Gold/Delta, are as provided below:

Options:  Options to purchase common stock have been granted to:

     (a)  Robert E. Mathews                            275,000 shares
     (b)  Gary Boyd                                    200,000 shares

These Options are exercisable at $_________ per share, at any time within __________ years.

Loans Convertible to Stock:

     (a)  Jack Wells                                   100,000 shares
     (b)  W. C. McCaslin                               100,000 shares
     (c)  Henry Ramsey Morris, Jr.                      50,000 shares

Shares to Be Issued Pursuant to Asset Acquisitions:

     (a)  Garry J. Carlson
     (b)  Colin Little or nominee
     (c)  Peter C. Ellsworth

   * An aggregate of 15.0% of the outstanding common stock of Delta after a secondary offering to be divided between the three (3) following persons:





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